EXHIBIT 10.11


      Amendment to Toys "R" Us, Inc. Management Incentive Compensation Plan
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     1.   The definition of "Covered Employee" under the Toys "R" Us, Inc.
Management Incentive Compensation Plan (the "Incentive Plan") is hereby amended to read as follows:

          "Covered Employee" shall mean any Participant who is designated by the Committee, prior to the Determination Date (defined below), to be a "covered employee" within the meaning of Section 162(m) of the Code.

     2. Section 7 of the Incentive Plan is hereby amended to read as follows:

     7.   Payment of Awards

          Subject to the limitations of Section 6 hereof, each Participant shall receive, as soon as practicable after the amount of such Participant's Award for a Fiscal year has been determined and certified in accordance with Section 5 hereof, the amount of such Award in cash; provided, however, that the Committee may, in its discretion, provide that an Award will be deferred and paid in cash or common stock of the Company on terms and conditions determined by the Committee and consistent with preserving the deductibility of Awards under Section 162(m) of the Code.